Arbor Realty Trust Reports Third Quarter 2007 Results


Third Quarter Highlights:

      -     Net income increased 91% to $20.7 million from 3Q06
      -     Diluted earnings per share of $1.02, an increase of 62% from 3Q06
      -     New loans and investments of $265 million
      - Received $10.1 million cash distribution and recorded $7.6 million of income, before minority interest, from equity interest in Prime portfolio, marking a positive impact from equity kickers in 11 of the 14 quarters since transitioning to a public company
      -     Declared quarterly dividend of $0.62 per share
      - Amended financing facility increasing committed amount by $50 million

Uniondale, NY, November 9, 2007 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended September 30, 2007. Arbor reported net income for the quarter of $20.7 million, or $1.02 per diluted common share, compared to net income for the quarter ended September 30, 2006 of $10.9 million, or $0.63 per diluted common share. Excluding $6.4 million of net income from the Prime transaction, net income for the quarter ended September 30, 2007 was $14.3 million, or $0.70 per diluted common share.(1)


-------------------
(1) See attached supplemental schedule of non-GAAP financial measures on pages 7 & 8.

Net income for the nine months ended September 30, 2007 was $69.2 million, or $3.73 per diluted common share, compared to net income for the nine months ended September 30, 2006 of $36.0 million, or $2.09 per diluted share. Excluding $32.2 million of net income from the 450 West 33rd Street, Toy building, Prime and On the Avenue transactions for the nine months ended September 30, 2007 and $5.6 million of net income from the Prime transaction for the nine months ended September 30, 2006, net income for the nine months ended September 30, 2007 was $37.0 million, or $2.00 per diluted common share, compared to net income for the nine months ended September 30, 2006 of $30.4 million, or $1.76 per diluted share.(1)

"We are very pleased with our quarterly results and with the progress we have made in growing and enhancing our franchise," said Ivan Kaufman, Chairman and Chief Executive Officer. "With earnings per share of $1.02 this quarter, we are well on our way to another record year as we have already delivered $3.73 in earnings per share for the first nine months of 2007. The third quarter also included the monetization of one of our equity kickers and the addition of another kicker to our portfolio. Equity kickers continue to provide us with substantial liquidity and have significantly increased our earnings and capital base. We also continue to improve our capital structure, maximizing the return on our investments."

The results for the third quarter included a $10.1 million distribution from Prime Outlets Acquisition Company LLC ("Prime"), an entity in which Arbor owns an equity and profits interest. The distribution was a result of proceeds from the sale of certain assets in Prime's portfolio. Of the distribution received by Arbor, $7.0 million was recorded as interest income, representing the portion of the distribution received from the profits interest, and $3.1 million of the distribution was recorded as income from equity affiliates. The Company recorded an incentive management fee expense of approximately $2.5 million for the quarter ended September 30, 2007 related to this transaction.

At September 30, 2007, the net balance in the loan and investment portfolio was $2.6 billion. The average balance of the loan and investment portfolio during the third quarter was also $2.6 billion and the average yield on these assets for the quarter was 9.27%, compared to $2.4 billion and 9.55% for the second quarter of 2007.

The average balance of debt financing on the loan and investment portfolio during the quarter was $2.3 billion and the average cost of these borrowings was 6.84%, compared to $2.3 billion and 6.82% for the second quarter of 2007.

For the third quarter 2007, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $4.8 million of incentive compensation. Arbor Commercial Mortgage intends to exercise its option to receive 25% of the incentive compensation in shares of Arbor Realty Trust's common stock.

-------------------
(1) See attached supplemental schedule of non-GAAP financial measures on pages 7 & 8.

Arbor Realty Trust Reports Third Quarter 2007 Results
November 9, 2007


                                                                          Page 3

Financing Activity
------------------

During the quarter, the Company amended one of its financing facilities. The amendment included increasing the committed amount outstanding to $100 million from $50 million, adding the ability to finance junior participation interests and a reduction in borrowing costs of approximately 50 to 75 basis points depending on the type of asset financed. The term of the facility was extended to September 2008.

As of  September  30,  2007,  Arbor's  financing  facilities  for its  loan  and
investment   portfolio  totaled   approximately   $2.7  billion  and  borrowings
outstanding under such facilities were $2.3 billion.

Portfolio Activity
------------------

During the quarter, Arbor originated 20 new loans and investments totaling $265 million. Of the new loans and investments, 14 were bridge loans totaling $182 million, five were mezzanine loans totaling $73 million, and one was an investment totaling $10 million.

During the quarter, nine loans paid off with an outstanding balance of approximately $132 million, all of which was related to loans on properties that were either sold or refinanced outside of Arbor.

At September 30, 2007, the loan and investment portfolio unpaid principal balance was $2.6 billion with a weighted average current interest pay rate of 8.42%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.3 billion, with a weighted average interest rate of 6.61%, excluding financing and interest rate swap costs.

Arbor's loan portfolio at September 30, 2007 consisted of 31% fixed-rate and 69% variable rate loans.

Dividend
--------

As previously announced, the Board of Directors declared a dividend of $0.62 per share for the quarter ended September 30, 2007, to be paid on November 26, 2007 to shareholders of record on November 15, 2007.

Equity Participation Interests
------------------------------

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests. As previously disclosed, the Company recorded $7.6 million of income before minority interest from its equity and profits interest in the Prime transaction. In addition, the Company originated one new investment with an equity participation interest during the quarter.

Earnings Conference Call
------------------------

Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 362-4829 for domestic callers and
(617) 597-5346 for international callers. The participant passcode for both is 10815570.

After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.com, through November 23, 2007. In addition, a telephonic replay of the call will be available until November 16, 2007. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode: 22547303.

About Arbor Realty Trust, Inc.
------------------------------

Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement
---------------------

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2006 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:                                Investors:
    Arbor Realty Trust, Inc.                 Stephanie Carrington
    Paul Elenio, Chief Financial Officer     The Ruth Group
    516-832-7422                             646-536-7017
    pelenio@arbor.com                        scarrington@theruthgroup.com

    Media:
    Bonnie Habyan, SVP of Marketing
    516-229-6615
    bhabyan@arbor.com

                   ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                   CONSOLIDATED INCOME STATEMENTS (Unaudited)

                                                             Quarter Ended                Nine Months Ended
                                                             September 30,                   September 30,
                                                     -----------------------------   -----------------------------
                                                         2007            2006            2007            2006
                                                     -------------   -------------   -------------   -------------
Revenue:
Interest income                                      $  70,471,815   $  40,897,083   $ 211,732,742   $ 120,434,185
Income from swap derivative                                     --         696,960              --         696,960
Other income                                                 1,806          41,550          25,162         161,947
                                                     -------------   -------------   -------------   -------------
  Total revenue                                         70,473,621      41,635,593     211,757,904     121,293,092
                                                     -------------   -------------   -------------   -------------

Expenses:
Interest expense                                        39,625,100      23,405,789     110,265,602      63,332,763
Employee compensation and benefits                       1,989,437       1,120,596       5,309,896       3,430,004
Stock based compensation                                   365,391         427,609       2,039,327       1,793,062
Selling and administrative                               1,365,124       1,118,724       3,669,612       3,037,501
Management fee - related party                           5,686,538       2,327,012      21,205,285       8,530,712
                                                     -------------   -------------   -------------   -------------
  Total expenses                                        49,031,590      28,399,730     142,489,722      80,124,042
                                                     -------------   -------------   -------------   -------------
Income before income from equity affiliates,
  minority interest and provision for income taxes      21,442,031      13,235,863      69,268,182      41,169,050
Income from equity affiliates                            3,139,809              --      29,165,597       2,909,292
                                                     -------------   -------------   -------------   -------------
Income before minority interest
  and provision for income taxes                        24,581,840      13,235,863      98,433,779      44,078,342
Income allocated to minority interest                    3,841,671       2,379,607      14,160,005       7,921,687
                                                     -------------   -------------   -------------   -------------

Income before provision for income taxes                20,740,169      10,856,256      84,273,774      36,156,655
                                                     =============   =============   =============   =============

Provision for income taxes                                      --              --      15,085,000         150,000

Net income                                           $  20,740,169   $  10,856,256   $  69,188,774   $  36,006,655
                                                     =============   =============   =============   =============

Basic earnings per common share                      $        1.02   $        0.63   $        3.73   $        2.10
                                                     =============   =============   =============   =============

Diluted earnings per common share                    $        1.02   $        0.63   $        3.73   $        2.09
                                                     =============   =============   =============   =============

Dividends declared per common share                  $        0.62   $        0.57   $        1.84   $        1.99
                                                     =============   =============   =============   =============

Weighted average number of shares
  of common stock outstanding:

  Basic                                                 20,366,360      17,226,496      18,526,194      17,185,737
                                                     =============   =============   =============   =============

  Diluted                                               24,173,877      21,067,847      22,369,766      21,021,218
                                                     =============   =============   =============   =============

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                                          Quarter Ended                  Nine Months Ended
                                                          September 30,                    September 30,
                                                 -----------------------------   -----------------------------
                                                      2007            2006            2007            2006
                                                 -------------   -------------   -------------   -------------

Total revenue, GAAP basis                        $  70,473,621   $  41,635,593   $ 211,757,904   $ 121,293,092

Subtract: Prime transaction                          6,977,133              --      11,143,801       6,274,041
           On the Avenue transaction                        --              --      15,997,843              --
           450 West 33rd Street transaction                 --              --      10,425,579              --
                                                 -------------   -------------   -------------   -------------

Total revenue, as adjusted                       $  63,496,488   $  41,635,593   $ 174,190,681   $ 115,019,051

Net income, GAAP basis                           $  20,740,169   $  10,856,256   $  69,188,774   $  36,006,655

Subtract: Prime transaction                          6,405,386              --      10,189,375       5,638,218
                                                 =============   =============   =============   =============
           On the Avenue transaction                        --              --       6,099,372              --
           Toy transaction                                  --              --       9,342,631              --
           450 West 33rd Street transaction                 --              --       6,529,699              --
                                                 -------------   -------------   -------------   -------------

Net income, as adjusted                          $  14,334,783   $  10,856,256   $  37,027,697   $  30,368,437
                                                 =============   =============   =============   =============

Diluted earnings per common share, GAAP basis    $        1.02   $        0.63   $        3.73   $        2.09
                                                 =============   =============   =============   =============

Diluted earnings per common share, as adjusted   $        0.70   $        0.63   $        2.00   $        1.76
                                                 =============   =============   =============   =============

Diluted weighted average shares outstanding         24,173,877      21,067,847      22,369,766      21,021,218
                                                 =============   =============   =============   =============

a.) Given the magnitude of the Prime, On the Avenue, Toy and 450 West 33rd Street transactions, Arbor has elected to report adjusted revenues, net income and diluted earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                                   (Unaudited)


                                               September 30, 2007
                                               ------------------

GAAP Stockholders' Equity                      $      413,077,142

Add: 450 West 33rd Street transaction -
deferred revenue                                       77,123,133

Subtract: 450 West 33rd Street transaction -
prepaid management fee                                 19,047,949
                                               ------------------

Economic Stockholders' Equity                  $      471,152,326
                                               ==================


Economic book value per share                  $            23.03
                                               ==================

GAAP book value per share                      $            20.19
                                               ==================

Common shares outstanding                              20,457,333
                                               ==================

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction, Arbor has elected to report economic book value per share for the affected period to currently reflect the future impact of this transaction on the company's financial condition. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                   ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                   September 30,        December 31,
                                                                       2007                2006
                                                                  ----------------    ----------------
                                                                    (Unaudited)          (Audited)
Assets:
Cash and cash equivalents                                         $     14,405,394    $      7,756,857
Restricted cash                                                        127,094,536          84,772,062
Loans and invesments, net                                            2,636,016,806       1,993,525,064
Related party loans, net                                                        --           7,752,038
Available-for-sale securities, at fair value                                    --          22,100,176
Investment in equity affiliates                                         57,590,436          25,376,949
Prepaid management fee                                                  19,047,949                  --
Other assets                                                            77,117,636          63,062,065
                                                                  ----------------    ----------------
  Total assets                                                    $  2,931,272,757    $  2,204,345,211
                                                                  ================    ================

Liabilities and Stockholders' Equity:
Repurchase agreements                                             $    766,519,028    $    395,847,359
Collateralized debt obligations                                      1,137,689,000       1,091,529,000
Junior subordinated notes to subsidiary
  trust issuing preferred securities                                   276,055,000         222,962,000
Notes payable                                                          110,805,840          94,574,240
Due to related party                                                     5,109,672           3,983,647
Due to borrowers                                                        29,973,915          16,067,295
Deferred revenue                                                        77,123,133                  --
Other liabilities                                                       38,557,141          17,802,341
                                                                  ----------------    ----------------
  Total liabilities                                                  2,441,832,729       1,842,765,882
                                                                  ----------------    ----------------

Minority interest                                                       76,362,886          65,468,252

Stockholders' equity:
Preferred stock, $0.01 par value: 100,000,000 shares
  authorized; 3,776,069 shares issued and outstanding                       37,761              37,761
Common stock, $0.01 par value: 500,000,000 shares authorized;
  20,736,733 shares issued, 20,457,333 shares outstanding at
  September 30, 2007 and 17,388,770 shares issued, 17,109,370
  shares outstanding at December 31, 2006                                  207,367             173,888
Additional paid-in capital                                             359,793,271         273,037,744
Treasury stock, at cost - 279,400 shares                                (7,023,361)         (7,023,361)
Retained earnings                                                       63,050,138          27,732,489
Accumulated other comprehensive (loss) income                           (2,988,034)          2,152,556
                                                                  ----------------    ----------------
Total stockholders'equity                                              413,077,142         296,111,077
                                                                  ----------------    ----------------
Total liabilities and stockholders' equity                        $  2,931,272,757    $  2,204,345,211
                                                                  ================    ================

                            Arbor Realty Trust, Inc.
                     Summary of Equity and Profit Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                                Initial ART                   Current                        Approximate
                                Investment    Investment    Cash Equity                        Square
Name                              Amount         Date       Investment         Profit %        Footage
--------------------            -----------   ----------    -----------        --------      ------------

80 Evergreen                    $       384      3Q03       $       201         12.50%           77,680

930 Flushing                          1,126      3Q03               500         12.50%          304,080

Prime Portfolio                       2,100      4Q03                --          7.50%        6,700,000

Prime Portfolio                          --                                     16.67%        6,700,000

450 W. 33rd St                        1,500      4Q03             1,137          0.58% (1)    1,746,734

823 Park Avenue                          --      3Q04                --         20.00%           52,374

York Avenue                             540      3Q04                --          8.70%           45,200

Toy Building                         10,000      2Q05             5,720         10.00%          320,000

Homewood Mtn Resort                      --      2Q06                --         25.60%            1,224 (3)

Richland Terrace Apartments              --      3Q06                --         25.00%          342,152

Ashley Court Apartments                  --      3Q06                --         25.00%          177,892

Nottingham Village                       --      1Q07                --         25.00%          285,900

Extended Stay Hotel Portfolio            --      2Q07           115,000         16.17%              684 (4)

Lake in the Woods                        --      2Q07             1,500         50.00%          967,648

Alpine Meadows                       13,220      3Q07            13,220         39.00%            2,163 (3)

St. John's Development                   --      4Q07                --         50.00%               23 (3)

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.

                                     Arbor
                               Realty Trust, Inc.
                     Summary of Equity and Profit Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                                                                       Current
                                 Property                            Debt Balance
Name                               Type           Location           on Property      Comments
--------------------            -----------      ----------          ------------     ----------------------------

80 Evergreen                    Warehouse        Brooklyn, NY         $    4,800

930 Flushing                    Warehouse        Brooklyn, NY             25,000      Property refinanced July 2005

Prime Portfolio                 Retail Outlets   Multi-state           1,222,300      Properties refinanced

Prime Portfolio                 Retail Outlets   Multi-state                  --      All equity returned to investors

450 W. 33rd St                  Office           New York City           517,000

823 Park Avenue                 Conversion       New York City           120,500 (2)  Condo conversion - investment
                                                                                      held in Taxable REIT Subsidiary
                                                                                      ("TRS")

York Avenue                     Conversion       New York City            32,000      Property refinanced Dec 2005

Toy Building                    Conversion       New York City           343,400 (2)  Condo conversion - investment
                                                                                      held in Taxable REIT Subsidiary
                                                                                      ("TRS")

Homewood Mtn Resort             Land             Homewood, CA            100,986      Profits interest held in TRS

Richland Terrace Apartments     Multi Family     Columbia, SC              7,460

Ashley Court Apartments         Multi Family     Fort Wayne, IN            5,452

Nottingham Village              Multi Family     Indianapolis, IN          6,626

Extended Stay Hotel Portfolio   Hotel            Multistate            7,400,000      Preferred return of 12% on equity


Lake in the Woods               Multi Family     Ypsilanti, MI            43,500

Alpine Meadows                  Land             Alpine Meadows, CA       30,500      Preferred return of 18% on equity


St. John's Development          Land             Jacksonville, FL         25,000

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.